EXHIBIT C

                        SETTLEMENT AGREEMENT AND RELEASE

          This Settlement Agreement and Release (the "Agreement"), dated as of June __, 2001, is between Galen Partners III, L.P., a limited partnership organized under the laws of the State of Delaware ("Galen Partners"); Galen Partners International III, L.P., a limited partnership organized under the laws of the State of Delaware ("Galen International"); Galen Employee Fund III, L.P.; a limited partnership organized under the laws of the State of Delaware ("Galen Employees"); Ivy Orthopedic Partners, LLC, a limited liability company organized under the laws of the State of Delaware ("Ivy"); and Medica Holding AG, a corporation organized and existing under the laws of the Swiss Confederation ("Medica").

          WHEREAS Medica commenced an action against, inter alia, Galen Partners, Galen International and Galen Employees (collectively the "Galen Parties"), and Ivy, in the Court of Chancery of the State of Delaware, New Castle County, on or about May 1, 2001, entitled Medica Holding AG v. Kenneth W. Davidson, et al., Civil Action No. 18852 NC (the "Action"); and

          WHEREAS, the parties hereto, on behalf of themselves and their respective predecessors, successors, parents, subsidiaries, affiliates, divisions, officers, employees, agents, shareholders, representatives and/or assigns, desire to settle and terminate all of their disputes with each other that have been raised or that could have been raised in or in connection with the Action; and

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          WHEREAS, to resolve their disputes without the burden and expense of further litigation, and without an admission of liability by any party hereto, the parties have agreed upon a settlement in respect of any and all such claims;

          NOW, THEREFORE, in consideration of the mutual promises, releases and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto enter into this Agreement, intending to be legally bound, and it is hereby agreed by them as follows:

          1. At the closing of this Settlement (the "Closing"), one or more of the Galen Parties and Ivy (in such proportion as the Galen Parties and Ivy, in their sole discretion, shall elect), shall purchase from Medica 780,362 shares of the common stock of Encore Medical Corporation ("Encore"), at $1.875 per share, in lawful money of the United States, for a total of $1,463,178.75 (the "Payment"). The Payment shall be made by wire transfer to the following account: Account No. 571609-01-2 at Credit Suisse, Schwanenplatz 8, CH-6002 Lucerne, Switzerland.

          2. The Closing shall take place simultaneously with the closing of the transaction contemplated by the Amended and Restated Series A Preferred Stock Purchase Agreement, dated as of May 3, 2001, between and among, inter alia, Encore, the Galen Parties and Ivy (the "Preferred Stock Purchase Agreement"). The Galen Parties and Ivy agree not to close the transaction described in the Preferred Stock Purchase Agreement, or any substantially similar transaction, unless this Settlement is closed simultaneously therewith.

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          3.    It is a condition precedent to the purchase obligation of the
Galen Parties and Ivy set forth in Section 1 above that (a) all conditions to closing under the Preferred Stock Purchase Agreement shall have been satisfied or waived in writing, and (b) that the closing of the transaction contemplated by the Preferred Stock Purchase Agreement, or any substantially similar transaction, take place on or before July 30, 2001, or by such later date as Encore and the Galen Parties may agree upon pursuant to a signed writing executed before July 30, 2001, time being of the essence with respect to this paragraph 3(b).

          4.    At the Closing, Medica shall deliver to the Galen Parties:

                1. A certificate or certificates for the Shares registered in the name of Medica or MVI AG (the "Certificates"); and

                2. Stock transfer powers for the Shares, duly executed in blank, with respect to each such certificate, in such number and amount as the Galen Parties and Ivy may direct (the "Stock Powers").

          5. Medica warrants that, both as of the date of this Agreement and immediately prior to the Closing, (a) it is the sole owner of the Shares, including, without limitation, those Shares registered in the name of MVI AG;
(b) it has valid title to the Shares, (c) it is fully able to sell, transfer and deliver the Shares, free and clear of any lien, security interest, claim or any other encumbrance, and that the Shares are not subject to any lien, security interest, claim or other encumbrance; (d) that no consent by, filing with, notification to or waiver by any third party or governmental officer or agency is required in order for Medica to deliver the Shares and Stock Powers to the Galen Parties; (e) the Shares are duly registered pursuant to the Securities Act of 1933, as amended; (f) the Shares are not subject to any restriction or limitation on transfer by Medica to the Galen Parties and Ivy pursuant to any federal, state or foreign

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securities law; and (g) the Certificates do not bear any restrictive legend or language restricting transfer.

          6.    (a)     Upon execution of this Agreement, Medica's attorneys
shall execute and deliver to the attorneys for the Galen Parties and Ivy for filing with the Court a stipulation of dismissal without prejudice as against the Galen Parties and Ivy of the Action, in the form annexed hereto as Exhibit A.

                (b) At the Closing, Medica's attorneys shall execute and deliver to the attorneys for the Galen Parties and Ivy for filing with the Court a stipulation of dismissal with prejudice as against the Galen Parties and Ivy of the Action, in the form annexed hereto as Exhibit B. Medica and its attorneys shall take any other steps necessary to discontinue the Action, as against the Galen Parties and Ivy, with prejudice and without costs to any such party as against any other.

                (c) The Galen Parties and Ivy agree not to oppose or to cause Encore to oppose an application by Medica for attorneys' fees and expenses not to exceed $300,000.

          7.    (a)     Effective at the Closing, for the mutual promises and
other consideration set forth in this Agreement, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Medica, for itself and for its past and present officers, directors, employees, agents, attorneys, representatives, parents, subsidiaries, partners, members, affiliates, shareholders, successors and assigns (collectively, the "Medica Releasors"), irrevocably and unconditionally releases and discharges each of the Galen Parties and Ivy, together with their past and present officers, directors, employees, agents, attorneys,

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representatives, parents, subsidiaries, affiliates, shareholders, successors and assigns, (collectively, the "Galen Releasees"), jointly and individually, from any and all claims, demands, rights, liabilities, debts, liens, damages, punitive damages, costs, losses, expenses and/or compensation, covenants, contracts, controversies, agreements, promises, actions and causes of action, of every kind and nature whatsoever, at law or in equity, under statute, rule, regulation, at common law or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, which against the Galen Releasees the Medica Releasors ever had, now have or hereafter can, shall or may have for, upon, or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to the date of the Closing, but in every case only to the extent arising out of or relating to (a) the matters and transactions described in the complaint and amended complaint filed in the Action, or (b) the Preferred Stock Purchase Agreement or the transactions contemplated thereby.

                (b) Nothing in this paragraph 7 is intended to or constitutes a release or waiver of any obligations that any party may have under this Agreement.

          8.    (a)     Effective at the Closing, for the mutual promises and
other consideration set forth in this Agreement, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Galen Parties and Ivy, for themselves and for their past and present officers, directors, employees, agents, attorneys, representatives, parents, subsidiaries, partners, members, affiliates, shareholders, successors and assigns (collectively, the "Galen Releasors"), irrevocably and unconditionally release and discharge Medica, together with its past and present officers, directors, employees, agents, attorneys,

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representatives, parents, subsidiaries, partners, members, affiliates, shareholders, successors and assigns (collectively, the "Medica Releasees"), jointly and individually, from any and all claims, demands, rights, liabilities, debts, liens, damages, punitive damages, costs, losses, expenses and/or compensation, covenants, contracts, controversies, agreements, promises, actions and causes of action, of every kind and nature whatsoever, at law or in equity, under statute, rule, regulation, at common law or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, which against the Medica Releasees the Galen Releasors ever had, now have or hereafter can, shall or may have for, upon, or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to the date of the Closing, but in every case only to the extent arising out of or relating to (a) the matters and transactions described in the complaint and amended complaint filed in the Action, or (b) the Preferred Stock Purchase Agreement or the transactions contemplated thereby.

                (b) Nothing in this paragraph 8 is intended to or constitutes a release or waiver of any obligations that any party may have under this Agreement.

          9. Simultaneously with the execution of this Agreement, Medica shall deliver to Galen Partners an irrevocable proxy coupled with an interest for all of the Shares, in the form annexed hereto as Exhibit C, for all issues that may come before the Stockholders' Meeting now scheduled to take place on June 12, 2001, or on such other date to which it may be continued or adjourned.

          10. Medica represents and warrants: (a) that it has not filed any actions, charges or claims, other than those that were or are now pending in the Action with respect to the

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claims and other matters released pursuant to paragraph 7 hereof; (b) that it has made no transfer, assignment, conveyance, hypothecation or other disposition to any other person or entity of any claims against or any interest in claims against the parties released pursuant to the release in paragraph 7 above; (c) that no other person or entity has an interest in any of such claims so as to impede its ability to give his full and complete release of all such claims; and
(d) that it is duly authorized to execute the release set forth in paragraph 7 above on behalf of each Releasor identified therein.

          11. The Galen Parties and Ivy represent and warrant: (a) that they have not filed any actions, charges or claims against Medica with respect to the claims and other matters released pursuant to paragraph 8 hereof; (b) that they have made no transfer, assignment, conveyance, hypothecation or other disposition to any other person or entity of any claims against or any interest in claims against the parties released pursuant to the release in Paragraph 8 above; and (c) that no other person or entity has an interest in any of such claims so as to impede its ability to give its full and complete release of all such claims; and that they are duly authorized to execute the release set forth in paragraph 8 hereof on behalf of each Releasor identified therein.

          12. This Agreement is without prejudice to any application to the Court by Medica for an award of attorneys' fees and expenses from Encore in the Action.

          13. The parties to this Agreement represent and warrant to each other: (a) that they have read and understood its terms; (b) that they have been represented by counsel with respect to this Agreement and all matters covered by and relating to it; (c) that they have been fully advised by counsel with respect to their rights and with respect to the execution of this

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Agreement; (d) that each party has entered into this Agreement upon its own judgment, and not in reliance upon the statements or representations of any other party hereto except as set forth in this Agreement; (e) that all corporate, company or partnership actions necessary to authorize the execution and delivery of this Agreement have been taken; and (f) that this Agreement and the documents executed pursuant thereto constitute their respective legal, valid and binding obligations, enforceable in accordance with the terms thereof.

          14. The parties acknowledge and agree that this Agreement is a compromise and settlement, and that this Agreement and the documents executed and delivered in connection therewith are not and shall not be deemed or construed to be an admission of liability, or of the merit or lack of merit of any claim or defense asserted on the part of any party hereto. The parties further acknowledge and agree that this Agreement is being entered into for the purpose of avoiding the further expense and the uncertainty of litigation, and this Agreement shall not be offered into evidence in any action or proceeding between the parties for any purpose whatsoever, except to enforce the terms thereof.

          15. Within ten days after the Closing, each party to the Action shall return all materials obtained in discovery, and all copies thereof, to the attorneys for the producing party, including all documents, interrogatory responses, and transcripts of depositions, or shall certify in writing that all such materials have been destroyed. This paragraph 15 applies to all materials obtained in discovery, and is not limited to materials designated as confidential or highly confidential.

          16.   (a)     This Agreement contains and sets forth the entire
understanding between the parties with respect to its subject matter, and there are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. Each party

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hereto expressly disclaims having entered into this Agreement by reason of any representation, promise, warranty, covenant or undertaking other than those expressly set forth herein.

          (b) This Agreement supersedes any and all previous agreements and understandings between the parties hereto with respect to its subject matter. All previous agreements between the parties (if any), whether oral or written, are merged into this Agreement.

          (c) This Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever, except by a writing duly executed by the parties or their authorized representatives. The parties acknowledge and agree that they will make no claim at any time or place that this Agreement has been orally altered or modified in any respect whatsoever.

          (d) This Agreement is not effective until it has been fully executed and delivered by all parties hereto.

          17. The parties hereto will execute and deliver such other and further documents, and take such other and further actions, as reasonably necessary to carry out the purpose of this Agreement.

          18. This Agreement, and all disputes arising out of or related to this Agreement, shall in all respects be construed, interpreted, enforced and governed by the laws of the State of Delaware, without giving effect to any choice of law principles thereof.

          19. The parties hereto consent to the exclusive personal jurisdiction of the state and federal courts located in the State of Delaware in any action arising out of or relating to this Agreement, or for the breach or alleged breach thereof. In any such action, (a) the prevailing party shall be entitled to recover, in addition to all other costs allowed by law, its reasonable

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attorneys' fees and disbursements, and (b) the parties waive, to the fullest extent permitted by law, their rights (if any) to trial by jury.

          20. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

          21. This Agreement, and all documents executed in connection herewith, may be executed in one or more counterparts, each of which shall constitute a duplicate of the original, and which together shall constitute one document.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                   MEDICA HOLDING AG


____________________       By:     ______________________________
Date                               Name:
                                   Title:



____________________       By:     ______________________________
Date                               Name:
                                   Title:




                                   GALEN PARTNERS III, L.P.


____________________       By:     Claudius, L.L.C., its General Partner
Date

                           By:     ______________________________
                                   Name:
                                   Title:



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                                   GALEN PARTNERS INTERNATIONAL III, L.P.


____________________       By:     Claudius, L.L.C., its General Partner
Date


                           By:     ______________________________
                                   Name:
                                   Title:



                                   GALEN EMPLOYEE FUND III, L.P.


____________________       By:     Wesson Enterprises, Inc., its General Partner
Date


                           By:     ______________________________
                                   Name:
                                   Title:



                                   IVY ORTHOPEDIC PARTNERS, LLC



____________________       By:     ______________________________
Date                               Name:
                                   Title:



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